UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2015, Infinity Property and Casualty Corporation (the “Company”) entered into a retirement and consulting agreement with Roger Smith, Executive Vice President, Chief Financial Officer, and Treasurer (the “Agreement”). Under the terms of the Agreement:

•
The employment agreement (the “Employment Agreement”) between the Company and Mr. Smith, dated September 11, 2014, and filed as Exhibit 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 17, 2014, shall terminate as of August 31, 2015.

•	Article IV, Covenants, and Article V, Miscellaneous, of the Employment Agreement shall survive the termination of the Employment Agreement.

•
Mr. Smith will receive a lump sum payment of $808,672.75 in exchange for surrendering any right he may have to compensation under the Employment Agreement or under the terms of the Company’s Severance Plan, Annual Executive Bonus Plan for 2015, Second Amended and Restated 2008 Performance Share Plan, or Amended 2013 Stock Incentive Plan, including any award agreements made under such plans.

•	Mr. Smith will provide, if so requested by the Company, limited consulting services through December 31, 2015 to assist in his successor’s transition.

The above summary of the terms of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10 to this Form 8-K and incorporated by reference as if fully set forth herein.

Item 9.01     Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired.  N/A
(b)    Pro Forma Financial Information.  N/A
(c)    Shell Company Transactions.  N/A
(d)    Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY: /s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President,    General Counsel and Assistant Secretary

August 20, 2015

EXHIBIT INDEX

Exhibit Number	Description
10	Retirement and Consulting Agreement for Mr. Smith